Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA ANNOUNCES PRICING OF $10 MILLION PUBLIC OFFERING

SAN CARLOS, Calif. – June 17, 2020 – BioCardia®, Inc. NasdaqCM: BCDA (the “Company”),  a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced the pricing of its public offering of 4,762,000 shares of common stock at a price to the public of $2.10 per share. BioCardia expects to receive gross proceeds of $10 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

BioCardia has granted the underwriters a 45-day option to purchase up to 714,190 additional shares of common stock, at the public offering price to cover over-allotments, if any. The offering is expected to close on June 19, 2020, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, completing enrollment in the ongoing CardiAMP® Cell Therapy pivotal trial for the treatment of heart failure, funding of clinical development, and pursuing regulatory approval for our product candidates.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

Brookline Capital Markets, a division of Arcadia Securities, LLC, and Dawson James Securities, Inc. are acting as co-managers for the offering.

The offering is being conducted pursuant to BioCardia’s registration statement on Form S-1 (File No. 333-236404) previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on June 16, 2020. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 at (212) 813-1047.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioCardia®
BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP and CardiALLO™ cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's products include the Helix™ transendocardial delivery system and its steerable guide and sheath catheter portfolio. BioCardia also partners with other biotherapeutic companies to provide its Helix System and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and the expected use of proceeds from the proposed offering, and other statement that are predictive in nature. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2019, its periodic report on Form 10-Q for the three months ended March 31, 2020, and its Current Reports on Form 8-K filed in 2020, as well as the risks identified in the registration statement and preliminary prospectus relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. BioCardia undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media Contact:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com

(310) 902-1274

Investor Contact:
David McClung, Chief Financial Officer
Investors@BioCardia.com

(650) 226-0120